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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statements on Form F-3 of our report dated March 1, 1996, on our audit of the financial statements of SmithKline Beecham plc and subsidiary undertakings included in the Form 20-F for the year ended December 31, 1995. Our report on our audit of the financial statements includes an explanatory paragraph with respect to the change in the method of accounting for capitalized interest. We also consent to the reference to our firms under the caption "Experts".



/s/ Coopers & Lybrand                          /s/ Price Waterhouse


COOPERS & LYBRAND                              PRICE WATERHOUSE
Chartered Accountants                          Chartered Accountants
and Registered Auditors                        and Registered Auditors
London, England                                London, England


June 24, 1996